SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):

November 15, 2019

____________________

HOLLY BROTHERS PICTURES, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-55018 (Commission File Number)	46-2111820 (I.R.S. Employer Identification No.)

5580 Peterson Lane, Suite 200 Dallas, TX (Address of principal executive offices)	75240 (Zip code)

Registrant’s telephone number, including area code:  (214) 236-1363

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

Item 1.01.Entry into a Material Definitive Agreement.

Effective November 15, 2019, Holly Brothers Pictures, Inc. (the "Company") and Texas MDI, Inc. (“TMDI”), a Texas corporation, entered into a sublicense agreement (the "Agreement") granting the Company access to certain technology regarding the RxoidTM metered dose inhaler that TMDI has licensed from EM3 Methodologies, LLC (“EM3”) under the EM3 Exclusive License Agreement (the “EM3 Exclusive License Agreement”). The term of the Agreement is from November 15, 2019 until expiration of the EM3 Exclusive License Agreement. The expiration date of the EM3 Exclusive License Agreement is October 1, 2021, however, it is renewable for successive two year terms, subject to the payment of additional consideration by TMDI to EM3.

Pursuant to the EM3 Exclusive License Agreement, TMDI has obtained an exclusive license from EM3 to research, develop, make, have made, use, offer to sell, contract fill, export and/or import and commercialize the Licensed Products (as defined) using EM3’s proprietary Desirick Procedure which enables the production of a so-called metered dose inhaler (“MDI”) using hemp cannabinoid derivatives under the RxoidTM brand or on a white label basis. The MDI is a proven medical technology which is a complete replacement for vape cartridges and e-cigarettes without the typical dangers to cannabinoid (“CBD”) users. An MDI which is properly developed and manufactured delivers medication directly to a user’s blood stream through the pulmonary tract. They are generally sterile, stable, will not oxidize and have they a long shelf life not affected by light or temperature. MDI’s are efficient devices to deliver medication to humans. RxoidTM uses only FDA listed consumables and equipment in compliance with current good manufacturing processes (“cGMP”) to produce their products.

Per the terms of the Agreement, the Company has obtained a sublicense from TMDI to pursue certain commercial applications based on use of the Licensed Products in the States of Texas, California, Florida and Nevada exclusive of any other client of EM3. RxoidTM has made substantial material improvements to the Desirick Procedure prior to the execution of the EM3 Exclusive License which will remain the property of TMDI if any license is not renewed.

During the term of the Agreement, the Company shall be required to reimburse TMDI to the extent that TMDI is required to make any payments to EM3, pursuant to the EM3 Exclusive License Agreement, as a result of the Agreement. The Company’s obligation to make such reimbursements to TMDI is conditioned upon TMDI providing the Company with an advance notice requesting such payments, along with an accounting showing the calculations for such payments.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

With execution of the Agreement, the Company has adopted a new business strategy focused on developing potential commercial opportunities which will involve the rapid application of therapeutics using the RxoidTM MDI technology that is being sublicensed from TMDI with prospective healthcare providers, pharmacies and other parties in the States of Texas, California, Florida and Nevada.  Although the license with EM3 is exclusive to these four (4) states, RxoidTM may be marketed and produced world-wide on a non-exclusive basis.  Simultaneously, the Company will be exiting from its previous operations in the bitcoin mining business, which has been suspended since the middle of 2018.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective November 18, 2019, the Company entered into promissory notes with two accredited investors pursuant to which the Company borrowed a total of $300,000 (the “Notes”) as follows:

•The Company borrowed $150,000 from an investor under a Note with the following terms: (i) matures five years from the date of issuance: (ii) accrues interest at 5% per annum; and (iii) is convertible at the option of the holder into Company common stock at a conversion price of $0.05 per share.

•The Company borrowed $150,000 from an investor under a Note with the same interest rate and conversion provisions but with the following payment terms: (i) $75,000 shall be due upon the earlier of: (a) November 18, 2020, or (b) Such time that the Company has raised an additional $500,000 of new equity securities; and (ii) $75,000 shall be due at such time that the Company has raised an additional $250,000 for a cumulative total of $750,000 of new equity securities.

The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to the form of Notes, which are attached hereto as Exhibits 10.2 and 10.3, and are incorporated herein by reference.

Additionally, the Company has entered into an amendment with the various holders of currently outstanding non-convertible Notes Payable in the total principal amount of $737,835, which are in default, whereby such notes will remain outstanding and continue to accrue interest with deferral of the maturity dates being extended until the earlier of: (i) November 15, 2020, or (ii) Such time that the Company has raised an additional $500,000.00 of new equity securities, or other securities which are convertible into equity of the Company, at which time, the principal and accrued interest shall be converted into Company common stock at a conversion price of $0.05 per share.

The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the Form of Amendment, a copy of which is attached hereto as Exhibit 10.3, and is incorporated herein by reference.

Item 3.02.Unregistered Sales of Equity Securities.

Pursuant to the offering described in Item 2.03 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.02 in its entirety, the Company sold the Notes and amended the Notes Payable to and with “accredited investors,” as that term is defined in the Securities Act, in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws.

Item 5.01.Change in Control of Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

In accordance with the Agreement, the Company issued a total of 140,000,000 shares of its common stock, par value $0.001 per share, to TMDI, in consideration of the sublicense rights granted to the Company under the Agreement.

Following the issuance of the 140,000,000 shares of common stock to TMDI in accordance with the Agreement, the Company was advised that the two current holders of outstanding convertible Notes Payable in the amount of $1,100,000 each have decided to exercise their existing rights to convert their notes into shares of common stock. Based on their terms, such notes are convertible into common stock at a stated conversion ratio of $0.13 per share, however, they are subject to a per holder limitation of 4.99% of total shares outstanding. Therefore, each holder will be able to convert a note principal amount of only $1,017,380 into 7,826,000 shares of common stock leaving the remaining note principal amount of $82,620 unconverted. Between the two holders, a total of 15,652,000 new shares of common stock will result from this conversion leaving a total remaining note principal amount of $165,240, which will be convertible into a total of 1,271,077 shares of common stock.

As a result of the issuance of 140,000,000 shares to TMDI as consideration under the Agreement, and taking into account the additional near term share issuances to be made to the two convertible note holders indicated above, TMDI owns approximately 89% of the Company’s issued and outstanding common stock, thereby giving it control of the Company. Donal R. Schmidt, Jr.is the founder and President of TMDI, and has voting and dispositive control over the shares of Company common stock held by TMDI. Prior to the transaction, the Company was controlled by Brent Willson.

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2019, the Company’s Board of Directors elected Donal R. Schmidt, Jr., TMDI’s President, as Chief Executive Officer of the Company, and D. Hughes Watler, Jr., an independent financial and accounting consultant, as the Chief Financial Officer of the Company. The Company’s Board of Directors also elected Messrs. Schmidt and Watler as members of the Board of Directors.

Donal R. Schmidt, Jr.is the founder and President of TMDI. Mr. Schmidt is an attorney and Certified Public Accountant with substantial combined business experience in both fields. In addition to earning a law degree, he has received advanced degrees in finance and accounting. He has previously run several successful public companies. In conjunction with his founding of TMDI, he has gained significant experience as an attorney and entrepreneur in the CBD s industry.

D. Hughes Watler, Jr. has been an independent financial and accounting consultant since 2017.  From 2007 to 2017, he served as the Chief Financial Officer of Stack-It Storage, Inc. (OTCBB: STAK) and predecessor companies.  He previously served as Senior Vice President & Chief Financial Officer of Goodrich Petroleum Corporation (NYSE: GDP) from 2003 to 2006 and as a financial officer of several other public and private energy companies from 1992 to 2003.  Prior thereto, he was an audit partner with Price Waterhouse LLP and was on the firm’s audit staff.

The Company has not entered into any employment agreements with either Mr. Schmidt or Mr. Watler. Mr. Watler is expected to spend only a portion of his time on his duties with the Company, and to be compensated accordingly. Mr. Schmidt will spend a material portion of his time in his role as CEO.

Simultaneous with the election of Messrs. Schmidt and Watler as officers and directors of the Company, Brent Willson resigned as Chief Executive Officer and a member of the Board of Directors of the Company and Steve Bond resigned as Chief Financial Officer and a member of the Board of Directors of the Company.

Item 8.01.Other Events.

Effective November 15, 2019, the Company relocated its principal executive office to the following address and telephone number:

Holly Brothers Pictures, Inc.

5580 Peterson Avenue, Suite 200

Dallas, TX 75240

(214) 236-1363

Item 9.01.Financial Statements and Exhibits

(d)Exhibits.

The following Exhibits are filed herewith:

Exhibit No.	Description

10.1	Sublicense Agreement between Texas MDI, Inc. and Holly Brothers Pictures, Inc., dated as of November 15, 2019.
10.2	Form of Promissory Note issued by Holly Brothers Pictures, Inc. to an investor, dated as of November 18, 2019, with a five year maturity.
10.3	Form of Promissory Note issued by Holly Brothers Pictures, Inc. to an investor, dated as of November 18, 2019, with variable maturity terms.
10.4	Form of Amendment to certain Promissory Notes issued by Holly Brothers Pictures, Inc. to various holders, dated as of November 18, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HOLLY BROTHERS PICTURES, INC.

/s/ Donal R. Schmidt, Jr.

Donal R. Schmidt, Jr.

Chief Executive Officer

November 22, 2019